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                                                                EXHIBIT (d)(2)

                                 TRUST AGREEMENT

                                    FOR THE

           HOOKER FURNITURE CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN



                         Effective as of August 1, 2000
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                             ESOP TRUST AGREEMENT

                                 PREAMBLE


          Hooker Furniture Corporation, a Virginia corporation, as plan sponsor, and U.S. Trust Company, N.A., as Trustee, by execution of this Trust Agreement, hereby establish effective as of August 1, 2000 the Hooker Furniture Corporation
Employee Stock Ownership Plan Trust for the purpose of holding and investing assets of and funding benefits under the Hooker Furniture Corporation Employee
Stock Ownership Plan (the "Plan").  The Plan is intended to qualify as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the
Internal Revenue Code of 1986, as amended.  The Trustee is a successor to Branch
Banking & Trust Company, which had previously served as trustee of the Plan.
The Plan and this Trust Agreement shall be deemed to be, and shall be construed as, a single document.
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                               TABLE OF CONTENTS
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ARTICLE 1 Definitions........................................................................   1
              1.1  Incorporation of Definitions Used in Plan.................................   1
              1.2  Definitions of Terms Used Exclusively in Trust Agreement..................   1
              1.3  Named Fiduciaries.........................................................   1
ARTICLE 2 Establishment of Trust and Certain Primary Conditions of its Operation.............   1
              2.1  Establishment of Trust....................................................   1
              2.2  Designation of Trust......................................................   2
              2.3  Trust Fund................................................................   2
              2.4  Exclusive Benefit Rule....................................................   2
              2.5  Reversion Prohibited......................................................   2
              2.6  Spendthrift Clause........................................................   2
              2.7  Claims against the Trust Fund.............................................   3
              2.8  Employer Contributions....................................................   3
              2.9  Distributions.............................................................   3
ARTICLE 3 Investment of the Trust Fund.......................................................   4
              3.1  General Responsibility and Authority for Investment of Trust Fund Assets..   4
              3.2  ERISA Requirements........................................................   4
              3.3  Investment in Company Stock...............................................   4
              3.4  Other Trust Fund Investments..............................................   7
ARTICLE 4 Powers of the Trustee..............................................................   8
              4.1  Scope of Powers...........................................................   8
              4.2  Powers Exercised by the Trustee...........................................   8
              4.3  Voting Company Stock......................................................   9
              4.4  Tender Offer for Company Stock............................................  10
              4.5  Documents, Instruments and Facilities.....................................  13
ARTICLE 5 Duties and Obligations of the Trustee..............................................  13
              5.1  Scope of Duties and Obligations...........................................  13
              5.2  General Duties and Obligations............................................  13
              5.3  Valuation.................................................................  14
              5.4  Records...................................................................  14
              5.5  Reports...................................................................  15
              5.6  Instructions..............................................................  15
              5.7  Hiring of Agents and Related Expenses.....................................  16
ARTICLE 6 Compensation, Rights and Indemnities of the Trustee................................  16
              6.1  Compensation and Reimbursement............................................  16
              6.2  Rights of the Trustee.....................................................  16
              6.3  Indemnification...........................................................  18

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
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              6.4  Limitation of Liability of Trustee........................................  19
              6.5  Court Proceedings and Necessary Parties to Legal Actions..................  19
              6.6  Bonding of Trustee........................................................  19
              6.7  Third Party...............................................................  20
              6.8  Tax and Information Returns...............................................  20
ARTICLE 7 Resignation or Removal of the Trustee..............................................  20
              7.1  Resignation...............................................................  20
              7.2  Removal...................................................................  20
              7.3  Successor Trustee.........................................................  20
              7.4  Settlement................................................................  21
              7.5  Transfer to Successor Trustee.............................................  21
              7.6  Duties of the Trustee Prior to Transfer to Successor Trustee..............  21
              7.7  Powers, Duties and Rights of the Successor Trustee........................  21
              7.8  Merger or Consolidation Involving Corporate Trustee.......................  22
ARTICLE 8 Amendment of the Trust Agreement or Termination of the Plan........................  22
              8.1  Amendment of the Trust Agreement..........................................  22
              8.2  Termination of the Plan...................................................  23
ARTICLE 9 Communications.....................................................................  24
              9.1  Company's and Committee's Address.........................................  24
              9.2  Trustee's Address.........................................................  24
              9.3  Binding Upon Receipt......................................................  24
              9.4  Communication in Writing..................................................  24
ARTICLE 10 Miscellaneous.....................................................................  24
             10.1  Gender, Tense and Headings................................................  24
             10.2  Governing Law.............................................................  25
             10.3  Mistake of Fact...........................................................  25
             10.4  Qualification of Plan.....................................................  25
             10.5  Deductibility of Contributions............................................  25
             10.6  Receipt or Release........................................................  26
             10.7  Alienation................................................................  26
             10.9  Title of Trust Assets.....................................................  26
            10.10  Titles for Convenience Only...............................................  26
            10.11  Entire Agreement; Parties Bound...........................................  27
            10.12  Executed Counterparts.....................................................  27

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ARTICLE 1      Definitions

     1.1  Incorporation of Definitions Used in Plan


          The definitions stated in Section I of the Plan are hereby incorporated by reference into this Trust Agreement.

     1.2  Definitions of Terms Used Exclusively in Trust Agreement


          (a) "Bank" means (1) a banking institution organized under the laws of the United States; (2) a member bank of the Federal Reserve System; or (3) any other banking institution, whether or not incorporated, doing business under the laws of any state or the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by state or federal authority having supervision over banks.

          (b) "Company Stock Loan" means a loan to the Plan for the purpose of enabling the Plan to acquire shares of Company Stock.

          (c) "Fiduciary" means a person or organization that is a fiduciary with respect to the Plan or the Trust Fund within the meaning of ERISA section 3(21), including the Trustee.

     1.3  Named Fiduciaries


          The members of the Committee, collectively and individually, shall be the named fiduciaries of the Plan for purposes of section 402 of ERISA, except that, to the extent, if any, permitted by ERISA, each Participant and Beneficiary also shall be a named fiduciary with respect to the exercise of voting and tender or exchange offer rights for Company Stock held in such Participant's Account or in the Suspense Account.

ARTICLE 2      Establishment of Trust and Certain Primary
               Conditions of its Operation

     2.1  Establishment of Trust


          This Trust Agreement establishes an employees' trust pursuant to the Plan that is intended to be a tax-exempt organization under Code section 501(a).

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The Company and the Trustee hereby agree that the Trust Fund shall be held in trust and administered, invested and distributed for the benefit of Participants and their Beneficiaries under the terms and conditions of this Trust Agreement and the Plan.

     2.2  Designation of Trust


          The trust established hereunder shall be known as the Hooker Furniture Corporation Employee Stock Ownership Plan Trust.

     2.3  Trust Fund


          The Trust Fund shall consist of the cash, Company Stock and other property, if any, held by the Trustee which shall represent at any time the total of the Company Stock acquired by the Trustee and the contributions made by the Company to the Trust Fund under the provisions of the Plan, plus the earnings and less the losses thereupon, without distinction which at the time of reference have been made by the Trustee as authorized herein. Unless otherwise directed by the Committee, the Trustee shall hold, invest, and administer the Trust assets as a single fund without identification of any part of the Trust assets to the Company or to any Participant or group of Participants or their Beneficiaries. The Trustee need not inquire into the source of any money or property transferred to it nor into the authority or right to transfer such money or property to the Trustee.

     2.4  Exclusive Benefit Rule


          The trust established by this Trust Agreement is expressly declared to be irrevocable, subject to the provisions of Article 8. It shall be impossible, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, any purpose which is not for the exclusive benefit of Participants and their Beneficiaries. The preceding sentence shall not be construed in such a way as to prohibit the use of assets of the Trust Fund to pay fees and other expenses and obligations (including without limitation obligations of the Trustee under a Company Stock Loan) incurred in the maintenance, administration and investment of the Trust Fund in accordance with the provisions of this Trust Agreement and the Plan.

     2.5  Reversion Prohibited


          Except as permitted in the Plan, it shall be impossible for any part of the Trust Fund to revert to the Employer.

     2.6  Spendthrift Clause


          Except as otherwise provided by federal law, the rights of any Participant or Beneficiary to and in any benefits under the Plan shall not be subject to assignment or alienation, and no Participant or Beneficiary shall

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have the power to assign, transfer or dispose of such rights, nor shall any such rights to benefits be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. This Section shall not apply with respect to qualified domestic relations orders as defined in Code section 414(p) and ERISA section 206(d)(3).

     2.7  Claims against the Trust Fund


          Subject to the claims procedure provided under the Plan, the Committee shall have complete control and authority to determine the existence, nonexistence, nature and amount of the rights and interests of all persons in or to the Trust Fund or under the Plan. Except as otherwise required by ERISA, the Trustee shall have no duty to question or to examine any determination made by the Committee or direction given by the Committee to the Trustee in respect of such matters.

     2.8  Employer Contributions


          Employer contributions to the Trust Fund shall consist only of cash, Company Stock or other property acceptable to the Trustee. The Trustee shall have no duty to administer the Plan nor to determine that the contributions received from the Company comply with the provisions of the Plan or any Company Stock Loan, or that the assets of the Trust are adequate to provide any benefit payable pursuant to the Plan or are adequate to make the payments under any Company Stock Loan. The Trustee shall not be obligated to collect any contributions from the Company, nor be obligated to see that funds deposited with it are deposited according to the provisions of the Plan.

     2.9  Distributions


          Payments shall be made from the Trust Fund by the Trustee to such persons, in such manner, at such times, and in such amounts as the Committee shall from time to time direct in writing; provided, however, that the Trustee may withhold compliance with the Committee's direction to the extent that, and so long as, the Trustee shall deem such withholding necessary to insure payment of the Trustee's fees and expenses or to protect the Trustee against liability for taxes or any other liability. The Trustee shall promptly notify the Committee in writing of any intent not to comply with a direction of the Committee, and shall set forth specific reasons for such noncompliance. The Trustee shall not be liable for any distribution made or acts done by it pursuant to, and in accordance with the specified terms of, written directions of the Committee. Neither shall the Trustee be obligated to inquire as to whether any payee or distributee is entitled to any payment or distribution. Rather, any payment or distribution made by the Trustee on the order or direction of the Committee shall operate as a complete discharge of all obligations of the Trustee with respect thereto.

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ARTICLE 3    Investment of the Trust Fund

     3.1  General Responsibility and Authority for Investment of Trust Fund
          Assets


          The assets of the Trust Fund shall be invested and reinvested by the Trustee, subject to and in accordance with ERISA, the Plan and the provisions of this Trust Agreement.

     3.2  ERISA Requirements


          (a) In investing and managing the assets of the Trust Fund, the Fiduciary who has investment responsibility and authority shall exercise the care, skill, prudence and diligence, under the circumstances then prevailing, which prudent men, acting in like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and with like aims.

          (b) Except as authorized by regulations promulgated by the Department of Labor, no Fiduciary may maintain the indicia of ownership of any assets of the Trust Fund outside the jurisdiction of the district courts of the United States.

          (c) In investing and managing the assets of the Trust Fund, the Fiduciary shall take into consideration the funding policy of the Plan.

          (d) Notwithstanding any other provision of the Trust Agreement, the Trustee shall not be required to comply with any provisions of the Trust Agreement that is not consistent with the requirements of Title I of ERISA. In the event a court of competent jurisdiction shall issue an opinion or order to the Plan, the Company or the Trustee, which shall, in the opinion of counsel to the Company or the Trustee, invalidate under ERISA, in all circumstances or in any particular circumstances, any provision or provisions of this Trust Agreement, then, upon notice thereof to the Company or to the Trustee, as the case may be, such invalid or conflicting provisions of this Trust Agreement shall be given no further force or effect.

     3.3  Investment in Company Stock


          The primary purpose of the Plan is to acquire an ownership interest in the Company either from the Company or its shareholders and to provide deferred compensation benefits to Participants and Beneficiaries in the form of shares of Company Stock. Accordingly, the Plan has been established to provide for investment primarily in shares of Company Stock. In furtherance of the purpose for which the Plan has been established and designed, the Trustee shall, in accordance with the terms of the Plan, (a) acquire shares of Company Stock with assets of the Trust Fund or with the proceeds of a Company Stock Loan, (b) hold unallocated shares of Company Stock which have been acquired with the proceeds of a Company Stock Loan in a Suspense Account for release and allocation to the

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Accounts of Participants, (c) hold shares of Company Stock which have been contributed by the Company and (d) distribute to Participants or their Beneficiaries under the terms of the Plan all shares of Company Stock and other assets which have been allocated to the Accounts of such Participants pursuant to the terms of the Plan in accordance with the terms of the Plan, notwithstanding any otherwise applicable fiduciary standard relating to (i) diversification of Trust Fund assets, (ii) the speculative character of Trust Fund investments, (iii) the lack or inadequacy of income provided by Trust Fund assets, or (iv) the probable continual fluctuation in the fair market value of Trust Fund assets. Subject to the provisions of the Plan, the Trustee is expressly authorized to hold up to 100% of the assets of the Trust Fund in shares of Company Stock.

          The Trustee may purchase Company Stock for the Trust Fund either (a) directly or indirectly from the Company or any shareholder of the Company, including any person deemed to be a "party in interest" within the meaning of ERISA section 3(14) or a "disqualified person" within the meaning of Code section 4975 or (b) through "blind" transactions on a national securities exchange in which neither the purchaser nor the seller knows the identity of the other party to the transaction, if applicable. In purchasing any securities on a national securities exchange, the Trustee shall give due regard to the trading volume, if any, of Company Stock at the time of each purchase and accordingly regulate the amount and timing of such purchases so as to minimize the effect on market price fluctuations which may be caused by such purchases. The Trustee shall comply with all federal and state securities laws and with all applicable provisions of ERISA when purchasing Company Stock, including, if required, the condition that no more than adequate consideration (as defined in Section 3(18) of ERISA) be paid for such Company Stock, and no commission be charged when a purchase of Company Stock is made from a "party in interest" or a "disqualified person."

          In the event that the Trustee purchases or sells shares of Company Stock from or to a "party in interest" or a "disqualified person," and unless prohibited under applicable federal or state securities laws, the terms of such purchase or sale may provide that in the event that there is a final determination by the Internal Revenue Service, Department of Labor or court of competent jurisdiction that the Trustee paid more than "adequate consideration" (as defined in ERISA section 3(18)) to the seller or received less than adequate consideration from the purchaser for such shares of Company Stock as of the date of purchase or sale, the seller or purchaser, as the case may be, shall be required to pay to the Trustee an amount in cash equal to the difference between the purchase or sale price and the amount determined to be adequate consideration plus interest at a reasonable rate from the date of purchase or sale to the date of payment.

          The Trustee may enter into a Company Stock Loan, the proceeds of which must be used within a reasonable time after their receipt by the Trustee to acquire shares of Company Stock and/or repay a prior Company Stock Loan; provided, however, that the terms and conditions of the Company Stock Loan together with any other documents executed by the Trustee in connection therewith (including without limitation any security or guarantee agreements) shall be subject to the following provisions:

          (a) The Company Stock Loan must be primarily for the benefit of the

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Plan Participants and their Beneficiaries.  The terms of the Company Stock Loan, whether or not between independent parties, must, at the time the loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arms'-length negotiations between independent parties. The loan must be for a specific term and must not be payable at the demand of any person, except in the case of default.

          (b) The Company Stock Loan shall bear no more than a reasonable rate of interest.

          (c) Any collateral pledged to the creditor shall consist only of the shares of Company Stock acquired with the proceeds of such Company Stock Loan or shares of Company Stock that were pledged as collateral in connection with a prior Company Stock Loan that was repaid with the proceeds of the current Company Stock Loan, provided, however, that the Company may guarantee repayment of the Company Stock Loan.

          (d) Under the terms of the Company Stock Loan or other documents executed by the Trustee in connection therewith, the creditor shall not have recourse against the assets of the Trust Fund except that a Company Stock Loan may permit recourse with respect to (1) the collateral pledged as security for the Company Stock Loan, (2) contributions (other than contributions of Company Stock) that are made to meet the Trustee's obligations under the Company Stock Loan, and (3) earnings attributable to such collateral and the investment of such contributions.

          (e) The Company Stock Loan or any security agreements executed by the Trustee in connection therewith shall provide for the release of shares of Company Stock from encumbrance in a manner permitted by Treasury Regulations under Code section 4975(e)(7).

          (f) The Company Stock Loan or any security agreements executed by the Trustee in connection therewith shall provide that in the event of default under such Company Stock Loan, the value of the Plan's assets, if any, transferred in satisfaction of such obligation must not exceed the amount of such default, and if the lender is a "disqualified person," the Company Stock Loan must provide for the transfer of Plan assets only upon and to the extent of the failure of the Trustee to meet the payment schedule of the Company Stock Loan. For purposes of this paragraph (f), the preceding sentence shall not apply solely because a guarantor is a disqualified person.

          (g) Payments made by the Trustee from the Trust Fund with respect to a Company Stock Loan during a Plan Year shall not exceed the sum of (1) contributions (other than contributions of shares of Company Stock) made to the Trust Fund for the Plan Year and each prior Plan Year to meet its obligations under such Company Stock Loan and the earnings attributable to the investment of such contributions and (2) earnings attributable to allocated and unallocated shares of Company Stock purchased with such Company Stock Loan, reduced by (3) payments made under such Company Stock Loan in prior Plan Years, and increased by (4) the proceeds of any sale of Company Stock held in the Suspense Account.

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Such contributions and earnings must be accounted for separately in the books of account of the Trustee until the Company Stock Loan is repaid. Notwithstanding the foregoing, if at the date of termination of the Plan, the Trustee remains indebted under any Company Stock Loan, the Committee may instruct the Trustee, prior to making the final Plan allocations, to pay accrued interest and principal and to prepay the remaining principal balance of the Company Stock
Loan with shares of Company Stock held in the Suspense Account or with the proceeds of a sale or other disposition of such Company Stock. If any assets remain in the Suspense Account after all Company Stock Loans have been fully discharged, such assets will be allocated as income of the Trust Fund for the Plan Year in which the Plan terminates.

          (h) Except as provided in the Plan or as otherwise required by applicable law, no shares of Company Stock acquired with the proceeds of a Company Stock Loan shall be subject to a put, call, right of first refusal or other option or buy-sell or similar arrangement, while such Company Stock is held by or when distributed from the Plan, whether or not the Company Stock Loan is repaid or the Plan is then an employee stock ownership plan (as defined by section 4975(e)(7) of the Code). To the extent required by Treasury Regulation
Section 54.4975-11(a)(3)(ii) (or any successor or replacement regulation thereto), the restrictions of this paragraph (h) shall be nonterminable.

     3.4  Other Trust Fund Investments; Asset Transfers


          (a) The Trustee may deposit or invest any assets of the Trust Fund other than shares of Company Stock, (a) in short-term cash-equivalent investments, such as Treasury Notes, Treasury Bills or other similar short-term obligations of the United States Government or any instrumentality thereof, savings accounts, bankers' acceptances, certificates of deposit, commercial paper or other interest bearing accounts in a Bank (including those of the Trustee, if the Trustee is a Bank and such instruments or accounts bear a reasonable rate of interest), or in a non-interest bearing checking account for the purpose of meeting contemplated payments under the Plan, (b) in other securities or investments, including mutual funds, or (c) in any common or collective trust fund or pooled investment fund maintained by the Trustee. The instrument establishing any such common or collective trust fund or pooled investment fund, including all amendments thereto, shall be deemed to have been adopted and made a part of this Trust Agreement.

          (b) To the extent authorized under the Plan and Code section 401(a)(28)(B), the Trustee shall, in accordance with the directions of eligible Participants and Beneficiaries received by the Trustee from the Committee, transfer amounts from their Accounts in the Trust Fund to a trust fund established under another defined contribution plan of the Employer that is intended to be qualified under Code section 401(a).

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ARTICLE 4      Powers of the Trustee

     4.1  Scope of Powers


          The Trustee has whatever powers are required to discharge its obligations and exercise its rights under this Trust Agreement, without being limited by any state statute or rule of law regarding investments by trustees, including (but not limited to) the powers specified in the following Sections of this Article, and the powers and authority granted to the Trustee under other provisions of this Trust Agreement. The enumeration of any power herein shall not be by way of limitation, but shall be cumulative and construed as full and complete power in favor of the Trustee.

     4.2  Powers Exercised by the Trustee


          In furtherance of the purposes of the Plan and the Trust, the Trustee is authorized and empowered to exercise the following powers in its sole discretion:

          (a) Except as provided in Section 4.3, to sell, mortgage, pledge, lease or otherwise dispose of any securities or other property in the Trust at public or private sale.

          (b) To register any investment held in the Trust Fund in its own name or in the name of a nominee, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold any investment in bearer form, and to deposit any investment in a depositary or clearing corporation, but the books and records of the Trustee shall show that all such investments are part of the Trust Fund.

          (c) Notwithstanding any other provisions of this Agreement, to enter into a Company Stock Loan and use the proceeds of such loan to purchase Company Stock.

          (d) To determine, for all purposes of the Plan, the market value of any securities or other property held by the Trustee in the Trust and, where any securities or other property are determined by the Trustee not to be publicly traded, to determine their value in accordance with sound practice and standards for evaluating such property; subject, however, in the case of Company Stock held in the Trust that is not publicly traded within the meaning of Code section 401(a)(28), to any valuation of such Company Stock rendered by an independent appraiser meeting requirements similar to the requirements of Code section 170(a)(1), as selected by the Trustee.

          (e) To employ suitable agents, including such public accountants, brokers, custodians, ancillary trustees, and appraisers as shall be necessary and appropriate, and to employ counsel (which may be counsel for the Committee or the Company), and to pay their reasonable expenses and compensation. To the extent permitted under applicable law, the written opinion of such counsel shall be full and complete protection of the Trustee in respect to any action taken or suffered by the Trustee hereunder in good faith reliance on said opinion.

          (f) Other than with respect to payments required under a Company Stock Loan and except as otherwise provided in Section 4.4, to sell, exchange, convey, transfer or otherwise dispose of shares of Company Stock.

          (g) To make commitments either alone or in concert with others to purchase at any future date any property, investments or securities authorized by this Agreement.

          (h) Except as provided in Section 4.2(c), to borrow funds from any lender other than the Trustee (including the Company) to finance the acquisition of Company Stock, provided however, that any evidence of indebtedness to any "party in interest" or "disqualified person" or to any other lender which is guaranteed by a "party in interest" or "disqualified person" shall be a Company Stock Loan subject to the provisions of Section 3.3.

          (i) To accept, compromise or otherwise settle any obligations or liability due to or from it as Trustee hereunder, including any claim that may be asserted for taxes under present or future laws, or to enforce or contest the same by appropriate legal proceedings.

          (j) Except as otherwise provided in Section 4.3, to vote Company Stock held in the Trust Fund and to exercise any other rights or privileges associated with such Company Stock in accordance with the terms of the Plan.

     4.3  Voting Company Stock


          All voting rights on shares of Company Stock held by the Trust shall be exercised by the Trustee in accordance with the following provisions of this
Section 4.3:

          (a) If the Company has a registration-type class of securities (as defined in Section 409(e)(4) of the Code), then all shares of Company Stock allocated to Accounts or the Suspense Account and entitled to vote shall be voted in accordance with the following provisions of this Section 4.3. If the Company does not have a registration-type class of securities, then, only with respect to any corporate matter which involves the voting of Company Stock with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or such other similar transaction that the Treasury Regulations require, all shares of such Company Stock shall be voted in accordance with the following provisions of this Section
4.3. If the Company does not have a registration-type class of securities, then, with respect to any matter that is not listed in the previous sentence, the Trustee shall vote all allocated and unallocated shares in its own discretion, unless otherwise provided in the Plan.

          (b) To the extent required under the foregoing paragraph, as soon as practicable before each annual or special shareholders' meeting of the Company, or as required by applicable Treasury Regulations, the Trustee shall furnish to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions on how the shares allocated to such Participant's Account (including fractional shares of 1/1000th of a share) are to be voted. The Committee and the Trustee may also provide Participants with such other material concerning the matters to be voted as the Trustee or the Committee in its discretion determine to be appropriate, provided, however, that prior to any distribution of materials by the Committee, the Trustee shall be furnished with complete copies of all such materials. The Company and the Committee shall cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. All shares of Company Stock not allocated to Participants' and Beneficiaries' Accounts (unallocated shares) shall be voted by the Trustee in its own discretion. By returning the proxy solicitation and pursuant thereto specifically directing the Trustee how the shares are to be voted, such Participant is consenting to his appointment as Named Fiduciary hereunder with respect to allocated shares for which he is entitled to provide the Trustee with voting directions. If voting instructions for shares of Company Stock are not timely received from a Participant by the Trustee for a particular shareholders' meeting, the Trustee will treat the non-receipt as a refusal by the Participant to be appointed as Named Fiduciary with respect to that proxy solicitation. Thereafter, in connection with such proxy solicitation, the Trustee shall treat the allocated shares for which such Participant refused appointment as Named Fiduciary as additional unallocated shares. Such additional shares shall be voted by the Trustee in its own discretion. A Participant's consent to appointment as a Named Fiduciary or failure to consent to such appointment shall be binding only with respect to the specific proxy solicitation. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of the Company, or of any other company, except as otherwise required by law.

          (c) With respect to shares of Company Stock allocated to the Account of a deceased Participant, such Participant's Beneficiary, as Named Fiduciary, shall be entitled to direct the voting with respect to such allocated shares as if such Beneficiary were the Participant.

     4.4  Tender Offer for Company Stock


          (a) If the Company has a registration-type class of securities (as defined in Section 409(e)(4) of the Code), then all tender or exchange decisions with respect to Company Stock held by the Trust shall be made in accordance with the following provisions of this Section 4.4(a).

          (i) In the event an offer shall be received by the Trustee (including a tender offer for shares of Company Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act, as those provisions may from time to time be amended) to purchase or exchange any shares of Company Stock held by the Trust, the Trustee will advise each Participant who has shares of Company Stock credited to such Participant's Account in writing of the terms of the offer as soon as practicable after its commencement and will furnish each Participant with a form by which he may instruct the Trustee confidentially whether or not to tender or exchange shares allocated to such Participant's Account (including fractional shares of 1/1000th of a share). All shares of Company Stock subject to the offer shall be tendered or exchanged or shall not be tendered or exchanged by the Trustee only in accordance with directions made by Participants acting in their capacity as Named Fiduciaries with respect to allocated shares. All shares of Company Stock not allocated to Participants' or Beneficiaries' Accounts (unallocated shares) shall be tendered or exchanged, or not tendered or exchanged, by the Trustee in its own discretion. By timely returning the form and pursuant thereto specifically directing that the shares subject to the decision of the Participant either be tendered or exchanged or not tendered or exchanged, such Participant is consenting to his appointment as Named Fiduciary hereunder with respect to allocated shares for which he is entitled to provide the Trustee with directions. If proper tender or exchange instructions for shares of Company Stock allocated to the Account of any Participant are not timely received by the Trustee, the Trustee will treat the non-receipt as a refusal by the Participant or Beneficiary to be appointed as Named Fiduciary with respect to that tender or exchange offer, and the Trustee shall treat the allocated shares for which such Participant or Beneficiary refused appointment as Named Fiduciary as additional unallocated shares. Such additional shares shall be tendered or exchanged, or not tendered or exchanged, by the Trustee in its own discretion. A Participant's consent to appointment as a Named Fiduciary or failure to consent to such appointment shall be binding only with respect to the specific tender or exchange offer described in the materials sent to the Participant by the Trustee. The Committee and the Trustee may also provide Participants with such other material concerning the tender or exchange offer as the Trustee or the Committee in its discretion determine to be appropriate, provided, however, that prior to any distribution of materials by the Committee, the Trustee shall be furnished with complete copies of all such materials. The Company and the Committee will cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Company, or of any other company, except as otherwise required by law.

          (ii) With respect to shares of Company Stock allocated to the Account of a deceased Participant, such Participant's Beneficiary, as a Named Fiduciary, shall be entitled to direct the Trustee whether or not to tender or exchange such shares as if such Beneficiary were the Participant.

          (iii) In the event, under the terms of a tender offer or otherwise, any allocated shares of Company Stock tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such offer as shall be timely received by the Trustee from the Participants, as Named Fiduciaries, entitled under this Section 4.4 to give instructions as to the sale, exchange or transfer of securities pursuant to such offer.

          (iv) In the event that an offer for fewer than all of the shares of Company Stock held by the Trustee shall be received by the Trustee, each Participant who has been allocated any Company Stock subject to such offer shall be entitled to direct the Trustee as to the acceptance or rejection of such offer (as provided by subsections (i)-(iii) of this Section 4.4(a)) with respect to the largest portion of such allocated Company Stock as may be possible given the total number or amount of shares of Company Stock the Plan may sell, exchange or transfer pursuant to the offer based upon the instructions received by the Trustee from all other Participants who shall timely instruct the Trustee pursuant to this Section 4.4 to sell, exchange or transfer such allocated shares pursuant to such offer, each on a pro rata basis in accordance with the number or amount of such shares allocated to his Account.

          (v) In the event an offer shall be received by the Trustee and instructions shall be solicited from Participants pursuant to subsections (i)-
(iii) of this Section 4.4(a) regarding such offer, and prior to the termination of such offer, another offer is received by the Trustee for the securities subject to the first offer, the Trustee shall treat the offer as a new offer for purposes of apprising Participants of their rights to direct the Trustee and for purposes of providing Participants with the opportunity to accept or to reject their appointment as Named Fiduciaries and shall use its best efforts under the circumstances to solicit instructions from the Participants to the Trustee (x) with respect to securities tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second offer and (y) with respect to securities not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second offer. The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner as provided in subsections
(i)-(iii) of this Section 4.4(a). In the event a Participant who failed to consent to his appointment as a Named Fiduciary so consents in response to a subsequent offer, the Trustee will be subject to that consenting Participant's direction with respect to the instructions given pursuant to (x) and (y) above. In the event a Participant who directed the Trustee with respect to an earlier offer fails to direct the Trustee in response to a subsequent offer, the Participant and the shares for which he would have been entitled to provide the Trustee with directions will thereafter be subject to the directions of Participants who have consented to their appointment as Named Fiduciaries with respect to the latest tender or exchange offer. With respect to any further offer for any Company Stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above.

          (vi) A Participant's instructions to the Trustee to tender or exchange shares of Company Stock will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. Funds received in exchange for tendered shares will be credited to the Account of the Participant whose shares were tendered or the Suspense Account from which such shares were tendered.

          (vii) The Trustee shall take all steps necessary, including appointment of a corporate trustee and/or an outside independent administrator to the extent such action, after consultation with the Company and the Committee, is found necessary to maintain confidentiality of Participant responses and/or to adequately discharge their obligations as Named Fiduciary.

          (viii) In the event the Company initiates a tender or exchange offer, the Trustee may, in its sole discretion, enter into an agreement with the Company not to tender or exchange any shares of Company Stock in such offer, in which event, the foregoing provisions of this section 4.4 shall have no effect with respect to such offer and the Trustee shall not tender or exchange any shares of Company Stock (allocated or unallocated) in such offer.

          (b) If the Company does not have a registration-type class of securities, then the Trustee shall tender or exchange, or not tender or exchange, all allocated and unallocated shares in its own discretion.

     4.5  Documents, Instruments and Facilities


          (a) In order to effectuate the specific powers and authority herein granted to the Trustee, the Trustee may make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate.

          (b) The Trustee may use its own facilities in effecting any transaction involving assets of the Trust Fund, unless such use is prohibited by ERISA section 406 or Code section 4975.

ARTICLE 5      Duties and Obligations of the Trustee

     5.1  Scope of Duties and Obligations


          The Trustee agrees to perform the duties and obligations imposed by this Trust Agreement and the Plan. No duties or obligations shall be imposed upon the Trustee with respect to the Trust Fund unless undertaken by the Trustee under the express terms of this Trust Agreement or the Plan, or unless imposed upon the Trustee by statute or at common law. The Trustee shall have no duty or obligation to advise Participants or Beneficiaries as to the effect of federal or state securities laws on the Plan, the Trust Fund or any distributions therefrom.

     5.2  General Duties and Obligations


          (a) The Trustee shall hold all property received by it and any income and gains thereupon. The Trustee shall manage, invest and reinvest the Trust Fund, shall collect the income therefrom, and shall make payments as provided in the Plan and in this Trust Agreement. The Trustee may utilize depositories to hold assets of the Trust Fund, provided however that the Trustee shall not be relieved of any fiduciary responsibility with respect to the assets so held.

          (b) The Trustee is responsible only for money or assets that it actually receives. The Trustee has no duty to compute amounts to be paid to it by the Company or to enforce collection of any contribution due from the

Company. The Trustee is not responsible for the correctness of the computation of the amount of any contribution made or to be made by the Company.

          (c) The Trustee shall make payments and disbursements from the Trust Fund in accordance with Section 2.9 of the Trust Agreement.

          (d) Subject to the provisions of Section 8.2(c), the Trustee shall comply with any directive issued by the Company's Board of Directors or the Committee to withdraw and transfer all or any part of the Trust Fund to another trustee or another successor funding agent.

     5.3  Valuation


          (a) The Trustee shall determine, and report to the Committee, the current fair market value of the assets and liabilities of the Trust Fund, and Participants' and Beneficiaries' interests therein, as of the regular Valuation Date and as of any interim Valuation Date that may be fixed by the Committee.

          (b) The fair market value of assets of the Trust Fund shall be determined by the Trustee. In valuing the assets, the Trustee may rely on information from the Company, the Committee, appraiser or other sources, and will not be liable for an inaccurate valuation based in good faith on such information. Notwithstanding the foregoing, the fair market value of shares of Company Stock shall be (i) if the Stock is readily tradeable on an established securities market, the fair market value of such stock on such market on the Valuation Date or (ii) if the Stock is not readily tradeable on an established securities market, the fair market value determined in good faith by the Trustee based upon an appraisal by an independent appraiser meeting requirements similar to the requirements of Code section 170(a)(1).

          (c) Reasonable costs incurred in valuing the Trust Fund that are not paid by the Company may, at the direction of the Company, be charged against the Trust Fund.

     5.4  Records


          The Trustee shall keep complete accounts of all investments, receipts and disbursements, other transactions hereunder, and gains and losses resulting from same. Such accounts shall be sufficiently detailed to meet the Trustee's duties of reporting and disclosure required under applicable federal or state law as shall exist from time to time, and records of such accounts shall be retained by the Trustee for a period of no less than six years following the filing date of documents based on information contained in such accounts. All accounts, books, contracts and records relating to the Trust Fund shall be open to inspection and audit at all reasonable times by any person designated by the Committee. For a period of six years following the resignation or removal of the Trustee, the Trustee shall retain copies of such accounts, books, contracts and records. At the end of such six-year period, the Trustee shall offer possession of such copies to the Company

     5.5  Reports


          (a) Within 90 days following the close of each Plan Year, and within 90 days following the Trustee's resignation or removal under Article 7 of this Trust Agreement, the Trustee shall furnish the Committee with a written report setting forth the transactions effected by the Trustee during the period since it last furnished such a report and any gains or losses resulting from same, any payments or disbursements made by the Trustee during such period, the assets of the Trust Fund as of the last day of such period (at cost and at fair market value), and any other information about the Trust Fund that the Committee may reasonably request. The Trustee shall certify the accuracy of the report.

          (b) Each report submitted pursuant to subsection (a) shall be promptly examined by the Committee. If the Committee approves of such report, the Trustee shall be forever released from any liability of accountability with respect to the propriety of any of its accounts or transactions so reported, as if such account had been settled by judgment or decree of a court of competent jurisdiction in which the Trustee, the Committee, the Company, and all persons having or claiming any interest in the Trust Fund were made parties. The foregoing, however, is not to be construed to deprive the Trustee of the right to have its account judicially settled if it so desires.

          (c) The Committee may approve of any report furnished by the Trustee under subsection (a) either by written statement of approval furnished to the Trustee or shall be deemed to have approved of any such report by failure to file a written objection to the report with the Trustee within 90 days of the date on which the Committee receives such report. The Committee shall not be liable to any person for its approval, disapproval or failure to approve any such report rendered by the Trustee.

     5.6  Instructions


          All communications required hereunder from the Company or the Committee to the Trustee shall be in writing signed by an officer of the Company or by a member of the Committee authorized to sign on its behalf. The Committee may authorize one or more of its members to sign on its behalf all communications required hereunder between the Committee and the Trustee. At all times during which communications between the Committee and the Trustee are required hereunder, the Company and the Committee shall keep the Trustee advised of the names and specimen signatures of all members of the Committee and the individuals authorized to sign on behalf of the Committee. In the absence of any notification of changes, the Trustee may assume that the members of the Committee are the same as last reported by the Company to the Trustee.

     5.7  Hiring of Agents and Related Expenses


          The Trustee may employ suitable agents and counsel who may be agents or counsel for the Company. The reasonable expenses incurred by the Trustee and the Committee in hiring such agents or counsel or otherwise in the performance of their duties hereunder and all other charges, expenses, disbursements and compensation of the Trustee or the Committee shall be paid by the Company, or, if authorized by the Company, may be paid from the Trust Fund. If any charges, expenses, disbursements or compensation shall remain unpaid by the Company for a period of more than 90 days following a written request by the Trustee to the Company for payment, the Trustee may pay such amount from the Trust Fund.

ARTICLE 6      Compensation, Rights and Indemnities of the Trustee

     6.1  Compensation and Reimbursement


          (a) The Trustee shall receive for its services reasonable compensation as agreed upon in writing from time to time between the Company and the Trustee, unless the Trustee is an Employee, in which case the Trustee shall serve without compensation.

          (b) The Trustee shall be reimbursed for all reasonable expenses it incurs in the performance of its duties arising under the Plan, this Trust Agreement and ERISA. In this regard, reasonable expenses include (but are not limited to) accounting, consulting, appraisal, brokerage, custodial and actuarial fees related to the administration of the Plan and this Trust Agreement, as well as legal fees incurred in connection with any legal action taken in respect of the Trustee's duties.

          (c) Compensation and expenses payable under this Section 6.1 shall be paid directly by the Company, unless the Company specifically authorizes such compensation and expenses to be paid from the Trust Fund (and may be charged, if applicable, to an appropriate subaccount or subtrust).

     6.2  Rights of the Trustee


          (a) Whenever in the administration of the Plan a certification or direction is required to be given to the Trustee, or the Trustee deems it necessary that a matter be proved prior to taking, suffering or omitting any action hereunder, such certification or direction shall be fully made, or such matter may be deemed to be conclusively proved, by delivery to the Trustee of an instrument signed either:

               (1) in the name of the Company by an officer of the Company; or

               (2) unless the matter concerns the authority of the Committee, in the name of the Committee by any member of the Committee;

and the Trustee may fully rely upon such instrument to the extent permitted by law. Notwithstanding the foregoing, the Trustee may in its sole discretion accept such other evidence of a matter or require such further evidence as may seem reasonable to it, in lieu of such instrument. Generally, the Trustee shall be protected in acting upon any notice, resolution, order, certificate, opinion, telegram, letter or other document believed by the Trustee to be genuine and to have been signed by the proper party or parties, and may act thereon without notice to a Participant or Beneficiary and without considering the rights of any Participant or Beneficiary.

          (b) The Trustee may make any payment which it is required to make hereunder by mailing a check for the amount of such payment and any other necessary papers by first class mail in a sealed envelope addressed to the person to whom such payment is to be made, according to the certification of the Committee. In this respect, the Trustee shall recognize only instructions given to it by the Committee and has the right to act thereon without notice to any person and without considering the rights of any Participant or Beneficiary.
The Trustee is not required to determine or to make any investigation to determine, the identity or mailing address of any person entitled to benefits under the Plan, and is entitled to withhold payment of benefits or directions to issuing companies with respect to such payment until the identity and mailing address of the Participant or Beneficiary entitled to receive such benefits is certified by the Committee. Except as provided in Section 5.3, the Trustee shall not be responsible for the determination or computation of any benefit due to a Participant or Beneficiary.

          (c) In the event that any dispute arises as to the identity or rights of any person or persons to whom the Trustee is to make payment or delivery of any funds or property, the Trustee may withhold payment or delivery of such funds or property without liability until the dispute is resolved by arbitration, adjudicated by a court of competent jurisdiction, or settled by written stipulation of the parties concerned. The Trustee shall not be liable for the payment of and interest or income on the cash or other property held by it under such circumstances. The Trustee, at its discretion, may bring any action in the nature of an interpleader, but shall not be obligated to do so.

          (d) The Trustee may consult with legal counsel (who may be counsel for the Committee or the Company) with respect to the construction of the Plan or this Trust Agreement or its duties thereunder, or with respect to any legal proceeding or any question of law, and shall be fully protected (to the extent permitted by law) with respect to any action it takes or omits in good faith upon the advice of such counsel.

          (e) The Trustee shall be provided with specimen signatures of the current members of the Committee. The Trustee shall be entitled to rely in good faith upon any directions signed by a majority of the members of the Committee or their appointed delegate, and shall incur no liability for following such directions.

          (f) The Trustee may accept communications by photostatic teletransmissions with duplicate or facsimile signatures as a delivery of such communications in writing until notified in writing by the Committee that the use of such devices is not longer authorized.

          (g) Until advised to the contrary by the Company, the Trustee shall assume that the Trust is exempt from all federal, state, and local income taxes, and may act in accordance with that assumption. If the whole or any part of the Trust Fund, or the proceeds thereof, becomes liable for the payment of any estate, inheritance, income or other tax, charge or assessment which the Trustee is required to pay, the Trustee shall have full power and authority to pay such tax, charge or assessment out of any money or other property in its hand for the account of the person whose interests hereunder are so liable, but at least 10 days prior to the making of any such payment the Trustee must mail notice to the Committee of its intention to make such payment. Prior to making any transfers or distributions of any of the proceeds of the Trust Fund, the Trustee may require such releases or other documents from any lawful taxing authority and may require such indemnity from any payee or distributee, as it deems necessary.

     6.3  Indemnification


          (a) The Company and its successors shall indemnify and hold harmless the Trustee from all loss or liability (including expenses and reasonable attorneys' fees) to which the Trustee may be subject by reason of its execution of its duties under this Trust Agreement, or by reason of any acts taken in good faith in accordance with directions, or acts omitted in good faith due to absence of directions, from the Committee unless such loss or liability is due to the Trustee's negligence, bad faith or willful misconduct. The Trustee is entitled to collect on the indemnity provided by this Section 6.3 only from the Company, and is not entitled to any direct or indirect indemnity payment from assets of the Trust Fund. For purposes of this Section 6.3, negligence shall be defined as acts or omissions that constitute a material departure from standards of ordinary care.

          (b) In the event that the Trustee is named as a defendant in a lawsuit or proceeding involving the Plan or the Trust Fund, the Trustee shall be entitled to receive on a current basis the indemnity payments provided for in this Section 6.3. If, however, the final judgment entered in the lawsuit or proceeding holds that the Trustee is guilty of negligence, bad faith or willful misconduct with respect to one or more counts alleged against it, the Trustee shall promptly reimburse all indemnity payments made pursuant to this Section 6.3

     6.4  Limitation of Liability of Trustee


          (a) If the Trustee makes a written request for directions from the Committee, the Trustee may await such directions without incurring liability. The Trustee has no duty to act in the absence of such requested directions, but may in its discretion take such action as it deems appropriate to carry out the purposes of this Trust Agreement, without liability therefore.

          (b) The Trustee is not responsible for determining the adequacy of the Trust Fund to meet liabilities under the Plan, and is not liable for any obligations of the Plan or the Trust Fund in excess of the assets of the Trust Fund.

          (c) The Trustee shall not be liable for the acts or omissions of any other fiduciary or person with respect to the Plan or the Trust Fund, except as otherwise provided under applicable law, including ERISA.

          (d) The Trustee is not responsible for any matter affecting the administration of the Plan by the Company, the Committee, or any other person or persons to whom responsibility for administration of the Plan is delegated by the Company or the Committee pursuant to the terms of the Plan.

     6.5  Court Proceedings and Necessary Parties to Legal Actions


          The Trustee may institute, maintain or defend any litigation necessary in connection with the administration of the Trust Fund, provided, the Trustee shall be under no duty or obligation to do so unless it shall have been indemnified to its satisfaction against all expenses and liabilities which it may sustain or reasonably anticipate by reason thereof. All costs and expenses of litigation for which the Trustee would be liable shall be paid by the Company, or, if authorized by the Company, from the Trust Fund. Except as required by ERISA section 502(h), only the Employer, the Committee and the Trustee shall be considered necessary parties in any legal action or proceeding with respect to the Trust Fund, and no Participant, Beneficiary or other person having an interest in the Trust Fund shall be entitled to notice. Any judgment entered on any such action or proceeding shall be binding on the Employer, Committee, Trustee and all persons claiming under the Trust. Nothing in this
Section 6.5 is intended to preclude a Participant or Beneficiary from enforcing his legal rights.

     6.6  Bonding of Trustee


          The Trustee shall not be required to furnish any bond or security for the performance of its powers and duties hereunder, unless irrespective of this provision, the Trustee is required to do by State or Federal statute or regulation.

     6.7  Third Party


          No person dealing with the Trustee shall be obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan or Trust. Each person dealing with the Trustee may act upon any notice, request, or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and shall not be liable to any person whomsoever in so doing. The certificate of the Trustee that it is acting in accordance with the Plan or Trust shall be conclusive in favor of any person relying on the certificate.

     6.8  Tax and Information Returns


          The Company shall be responsible for timely filing all tax and information returns, as well as all required descriptions, reports, and disclosures, relating to the Plan and Trust. The Trustee shall be responsible for promptly providing to the Company such information as the Company may reasonably request to prepare or complete such returns, reports descriptions and disclosures.

ARTICLE 7      Resignation or Removal of the Trustee


     7.1  Resignation


          The Trustee may resign at any time by delivering to the Company's Board of Directors or the Committee a written notice of resignation, to take effect not less than 60 days after receipt by the Board of Directors or the Committee of such notice.

     7.2  Removal


          The Company's Board of Directors or the Committee may remove the Trustee at any time by delivering to the Trustee, not less than 60 days before it is to take effect, a written notice of removal (unless such notice is waived by the Trustee).

     7.3  Successor Trustee


          Upon the resignation or removal of the Trustee, the Company's Board of Directors or the Committee shall appoint a successor Trustee, which may accept such appointment by execution of this Trust Agreement or a successor trust agreement.

     7.4  Settlement


     The Trustee shall have the right to have a final settlement of the accounts of the Trust by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction.

     7.5  Transfer to Successor Trustee


          Upon settlement of the Trustee's account, the Trustee shall transfer to the successor Trustee the Trust Fund as it is then constituted and true copies of its records relating to the Trust Fund. Upon the completion of this transfer, the Trustee's responsibilities under this Trust Agreement shall cease and the Trustee shall be discharged from further accountability for all matters embraced in its settlement; provided, however, that the Trustee executes and delivers all documents and written instruments which are necessary to transfer and convey the right, title and interest in the Trust Fund assets, and all rights and privileges with respect to such assets, to the successor Trustee. If authorized by the Company, the Trustee may reserve such amount as it may deem advisable for payment of its fees and expenses in connection with the settlement of its account. Any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor Trustee. Notwithstanding any provision of the Trust Agreement to the contrary, the Trustee may invest and reinvest such reserves in any investment or investment vehicle appropriate for the temporary investment of cash reserves of trust.

     7.6  Duties of the Trustee Prior to   Transfer to Successor Trustee


          The Trustee's powers, duties, rights and responsibilities under this Trust Agreement shall continue until the date on which the transfer of the Trust Fund assets and delivery of the related documents to the successor Trustee under
Section 7.5 is completed. Nothing contained herein shall relive the Trustee of its duties under Section 5.5. The Trustee shall neither be liable or responsible for any act or omission to act with respect to the operation or administration of the Trust Fund under this Trust Agreement prior to its acceptance of its appointment as Trustee, nor be under any duty or obligation to audit or otherwise inquire into or take any action concerning the acts or omissions of any predecessor Trustee.

     7.7  Powers, Duties and Rights of the Successor Trustee


          Upon its receipt of all the assets of the Trust Fund and all of the documents related thereto, the successor Trustee shall become vested with all the estate, powers, duties, rights and discretion of the Trustee under this Trust Agreement with the same effect as though the successor Trustee were originally named as Trustee hereunder.

     7.8  Merger or Consolidation Involving Corporate Trustee


          Any corporation into which a corporation acting as Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which such Trustee may be a party, shall be the successor of the Trustee hereunder without the necessity of any appointment or other action, provided it does not resign and is not removed.

ARTICLE 8      Amendment of the Trust Agreement or Termination of the Plan

     8.1  Amendment of the Trust Agreement


          (a) The Company reserves the right to amend this Trust Agreement in the manner set forth in subsection (b) at any time and to any extent that it may deem advisable or appropriate, provided, however, that:

              (1) No amendment may affect the duties, rights, responsibilities or liabilities of the Trustee without its written consent;

              (2) No amendment may have the effect of vesting in Employer any interest in or control over any property subject to the terms of this Trust Agreement; and

               (3) No amendment may contravene the provisions of Section 2.4.

          (b) Any amendment to this Trust Agreement shall be made only pursuant to action of the Company's Board of Directors. A certified copy of the resolution adopting any amendment and a copy of the adopted amendment as executed by the Company shall be delivered to the Trustee. Upon such action by the Company, the Trustee Agreement shall be deemed amended as of the date specified as the effective date by such action or in the instrument of the amendment. The effective date of any amendment may be before, on or after the date of such action.

          (c) Unless an amendment expressly provides otherwise, the Employer shall be bound by any amendment adopted pursuant to this Article 8.

     8.2  Termination of the Plan


          (a) In the event that the Plan is terminated, the Committee shall notify the Trustee as to whether the Trust Fund is to be distributed or is to be maintained by the Trustee in accordance with the provisions of the Plan and this Trust Agreement. If the Committee directs that the Trust Fund is to be distributed, the Trustee shall establish the fair market value of the Trust Fund as of such interim Valuation Date as is designated by the Committee, and, after paying the reasonable expenses involved in the termination of the Plan, shall distribute all or a part of the assets of the Trust Fund (converting such assets into cash, as necessary) in accordance with the written directions of the Committee.

          (b) If, at the date of termination of the Plan, the Plan remains indebted with respect to a Company Stock Loan, the Committee shall instruct the Trustee, prior to making the final Plan allocations, to pay the accrued principal and interest and to prepay the remaining principal balance of the Company Stock Loan with the shares of Company Stock held in the Suspense Account or with the proceeds of a sale or other disposition of such Company Stock. If any assets remain in the Suspense Account after all Company Stock loans have been fully discharged, such assets shall be allocated as income of the Trust Fund for the Plan Year in which the Plan terminates.

          (c) In the event of the withdrawal of any Related Company from the Plan, the Trustee shall distribute the assets of the Trust Fund attributable to the Participants employed by the Related Company, and their Beneficiaries, in accordance with the written directions of the Committee.

          (d) Notwithstanding the provisions of subsections (a), (b) and (c):

              (i) To the extent permitted by the United States Department of Labor, and as directed by the Committee, the Trustee may pay from the assets of the Trust Fund the reasonable expenses involved in the termination of the Trust Fund prior to distributing the assets of the Trust Fund;

              (ii) Except as provided in Section 3.4(b), the Trustee shall not comply with any instruction to transfer assets of the Trust Fund to the funding agent of any other employee benefit plan unless the Trustee determines that such transfer of assets will comply with the requirements of the Code, and that any required actuarial statement of valuation has been properly filed (if applicable); and

              (iii) The Trustee may condition the delivery, transfer or distribution of any or all assets of the Trust Fund upon its receipt of assurance satisfactory to it that the approval of appropriate governmental or other authorities has been secured (including, if the Trustee so requests, a favorable determination letter issued by the Internal Revenue Service to the effect that the termination of the Plan will not adversely affect the Plan's qualified status) and that there has been proper compliance with all notices and other procedures required by applicable law.

ARTICLE 9      Communications

     9.1  Company's and Committee's Address


          Communications to the Company shall be addressed to it at Hooker Furniture Corporation, P.O. Box 4708, 440 E. Commonwealth Boulevard, Martinsville, VA 24112 Attention: E. Larry Ryder. Communications to the Committee shall be addressed to it in care of the Company, at the address above, provided, however, that upon the Company's or the Committee's written request, such communications shall be sent to such other address as the Company or the Committee, as the case may be, may specify.

     9.2  Trustee's Address


          Communications to the Trustee shall be addressed to the attention of Otis Sinnott, Senior Vice President or his successor at 114 West 47th Street, New York, NY 10036-1532 provided, however, that upon the written request of the Trustee, such communications shall be sent to such other address or addresses as the Trustee may specify.

     9.3  Binding Upon Receipt


          No communication shall be binding on the Trustee, Company or Committee until it is received by such party.

     9.4  Communication in Writing


          Any action of the Company or the Committee pursuant to this Trust Agreement, including all orders, requests, directions, instructions, approvals and objections of the Company or the Committee to the Trustee, shall be in writing signed on behalf of the Company or the Committee by any duly authorized

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officer of the Company or member of the Committee, respectively.  The Trustee shall be governed by such action and, to the maximum extent permitted by ERISA, be fully protected, and indemnified in accordance with and subject to the conditions of Section 6.3 hereof, in relying thereon.

ARTICLE 10     Miscellaneous

     10.1 Gender, Tense and Headings


          Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

          Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of this Trust Agreement.

     10.2 Governing Law


          This Trust Agreement shall be construed and governed in all respects in accordance with applicable federal law, and, to the extent not preempted by such federal law, in accordance with the laws of the State of California.

     10.3 Mistake of Fact


          Notwithstanding any other provisions herein contained, if any contribution is made due to a mistake of fact, such contribution shall, upon the direction of the Committee, which shall be given in conformity with the provisions of ERISA, be returned to the Company or the party who made it, as directed by the Company, without liability to any person (including, but not limited to, Participants and Beneficiaries).

     10.4 Qualification of Plan


          Notwithstanding any other provisions herein contained, the Trust Agreement is entered into on the condition that the Plan and the Trust Agreement shall be approved by the Internal Revenue Service as a qualified and exempt plan and trust under the provisions of the Code and the Treasury Regulations. If such approval should be denied for any reason (including failure to comply with any conditions for such approval imposed by the Internal Revenue Service), contributions made after the execution of the Trust Agreement and prior to such denial shall, upon the direction of the Committee, which shall be given in conformity with the provisions of ERISA, be returned to the Company or the party who made it, as directed by the Company, without any liability to any person, within one year after the date of denial of such approval. All remaining assets in the Trust shall be returned to the Company.

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     10.5 Deductibility of Contributions


          Notwithstanding any other provisions herein contained, all contributions made under the Plan are hereby expressly conditioned upon their deductibility under Section 404 of the Code and the Treasury Regulations thereunder, as amended from time to time, and if the deduction for any contribution is disallowed in whole or in part, then such contribution (to the extent the deduction is disallowed) shall, upon the direction of the Committee, which shall be given in conformity with the provisions of ERISA, be returned to the Company or the party who made it without liability to any person.

     10.6 Receipt or Release


          Any payment to any Participant or Beneficiary in accordance with the provisions of this Trust shall, to the extent thereof, be in full satisfaction of all claims against the Trustee, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

     10.7 Alienation


          Except in the case of a Qualified Domestic Relations Order, (a) the benefits, proceeds, payments, or claims of any Participant or Beneficiary payable from the Trust assets shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary including any such liability which is for alimony or other payments for support of a spouse or former spouse, (b) any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, garnish, levy or otherwise dispose of or execute upon any right or benefit payable hereunder shall be void, and (c) the Trust assets shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Participant entitled to benefits hereunder and such benefits shall not be considered an asset of the Participant in the event of his insolvency or bankruptcy.

     10.8 Accounting Period

          This Trust shall adopt as its fiscal year the Plan Year.

     10.9 Title of Trust Assets


          The legal and equitable title and ownership of all assets at any time constituting a part of the Trust Fund shall be and remain with the Trustee and neither the Company nor any Participant shall ever have any legal or equitable estate therein, save and except that a Participant shall be entitled to receive distributions as and when lawfully made under the terms hereof, and the Company may receive a distribution to the extent permitted by Section 8.2(a), 10.3, 10.4, or 10.5.

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     10.10  Titles for Convenience Only


          Titles to the Section of the Trust Agreement are included for convenience only and shall not control the meaning of interpretation of any provision of the Trust Agreement.

     10.11  Entire Agreement; Parties Bound


          The Trust Agreement and the Plan contain the entire agreement and understanding of the Company and the Trustee with respect to the subject matter hereof and supersede all prior agreements and understandings related to such subject matter. This Agreement shall be binding upon the parties hereto and their successors and assigns.

     10.12  Executed Counterparts


          The Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be produced.


                                   * * * * *



     IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement as of the date or dates indicated below.

"Company"                           "Trustee"

Hooker Furniture Corporation,       U.S. Trust Company, National Association
a Virginia corporation


By:   /s/ E. Larry Ryder            By:   /s/ Michael E. Shea
     -----------------------------       --------------------------------
     E. Larry Ryder                      Michael E. Shea
     Senior Vice President               Senior Vice President


Date:  8/2/00                         Date:  8/1/00
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